Exhibit 5.1

SMITH MACKINNON, PA

ATTORNEYS AT LAW

JOHN P. GREELEY	SUITE 1200 CITRUS CENTER 255 SOUTH ORANGE AVENUE ORLANDO, FLORIDA 32801	POST OFFICE BOX 2254 ORLANDO, FLORIDA 32802-2254 TELEPHONE: (407) 843-7300 FACSIMILE: (407) 843-2448 EMAIL: JPG7300@AOL.COM

January 9, 2017

CenterState Banks, Inc.

42745 U.S. Highway 27

Davenport, Florida 33837

Re:	Registration Statement on Form S-3 filed by CenterState Banks, Inc.

Ladies and Gentlemen:

We have acted as special Florida counsel for CenterState Banks, Inc., a Florida corporation (the “Company”), in connection with the Registration Statement on Form S-3 filed with the Securities and Exchange Commission on January 9, 2017 pursuant to the Securities Act of 1933, as amended (the “Registration Statement”). The Registration Statement, including the Prospectus (the “Prospectus”) as supplemented by the various Prospectus Supplements (“Prospectus Supplements”), relates to the registration of certain classes of securities consisting of:

(a)	shares of common stock of the Company, $0.01 par value per share and any associated stock purchase rights (the “Common Stock”);

(b)	shares of preferred stock of the Company, $0.01 par value per share (the “Preferred Stock”), to be issued in one or more series, and fractional shares of Preferred Stock (the “Depositary Shares”), which may be evidenced by depositary receipts (“Depositary Receipts”);

(c)	purchase contracts (“Purchase Contracts”) obligating holders to purchase from the Company and the Company to sell to holders a fixed or varying number of shares of Common Stock or Preferred Stock that may be fixed at the time of issuance or may be determined by reference to a specific formula set forth in the Purchase Contracts;

(d)	two or more of the securities described in the Prospectus offered in the form of a unit (collectively, “Units”); and

(e)	warrants to purchase Common Stock, Preferred Stock or Depositary Shares, or any combination of these or other securities registered under the Registration Statement (the “Warrants”).

For purposes of giving the opinions hereinafter set forth, we have examined such documents, records and matters of law as we have deemed necessary for the purposes of such opinions. We have examined, among other documents, originals or copies of the following:

(a)	the Articles of Incorporation of the Company, as amended (“Articles of Incorporation”);

(b)	the Bylaws of the Company, as amended (“Bylaws”);

(c)	the Registration Statement, including the Prospectus; and

(d)	a Certificate of Good Standing for the Company, dated January 4, 2017, as reported from the Florida Secretary of State’s website.

In our examination, we have assumed the validity of all signatures, the legal capacity of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies, and the authenticity of the originals of such copies.

Based on the foregoing and subject to such legal considerations as we have deemed relevant, we are of the opinion that:

1. When the terms of the issuance and sale of the Common Stock have been duly authorized by the Company and the Common Stock has been duly issued and sold against payment of the purchase price therefor and issued and sold as contemplated in the Registration Statement, the Prospectus and the related Prospectus Supplement, the Common Stock will be validly issued, fully paid, and non-assessable.

2. When the terms of the Preferred Stock of a particular series and of its issuance and sale have been duly authorized by the Company and duly established in conformity with the Articles of Incorporation and Bylaws, articles of amendment to the Articles of Incorporation with respect to the Preferred Stock of such series have been duly filed with the Secretary of State, and the Preferred Stock of such series has been duly issued and sold against payment of the purchase price therefor and as contemplated in the Registration Statement, the Prospectus and the related Prospectus Supplement, the Preferred Stock of such series will be validly issued, fully paid, and non-assessable.

3. When the deposit agreement relating to the Depositary Shares has been duly authorized, executed and delivered by the parties thereto, the terms of the Preferred Stock of a particular series and of its issuance and sale, and the issuance and sale of the Depositary Shares of such series, have been duly authorized by the Company and duly established in conformity with the Articles of Incorporation, Bylaws, and the related deposit agreement, the articles of amendment to the Articles of Incorporation with respect to the Preferred Stock of such series have been duly filed with the Secretary of State, the Preferred Stock of such series has been duly issued and sold against payment of the purchase price therefor and delivered to the depositary and the Depositary Receipts evidencing the Depositary Shares have been executed and countersigned in accordance with the related deposit agreement and issued against deposit of the Preferred Stock and against payment therefor as contemplated in the Registration Statement, the Prospectus, the related Prospectus Supplement, and the related deposit agreement, the Depositary Receipts evidencing the Depositary Shares of such series of Preferred Stock will be validly issued and will entitle the holders thereof to the rights specified in the Depositary Shares and the related deposit agreement, subject to (i) bankruptcy, insolvency, reorganization, moratorium and other similar laws of general application affecting the rights and remedies of creditors generally and (ii) general principles of equity, regardless of whether applied in a proceeding in equity or at law.

4. When the terms of the Purchase Contracts and of their issuance and sale have been duly authorized by the Company, the Purchase Contracts have been duly authorized, executed and delivered by the parties thereto and such Purchase Contracts have been duly executed and delivered and issued and sold against payment of the purchase price therefor and issued and sold as contemplated in the Registration Statement, the Prospectus and the related Prospectus Supplement, such Purchase Contracts will constitute valid and binding obligations of the Company, subject to (i) bankruptcy, insolvency, reorganization, moratorium and other similar laws of general application affecting the rights and remedies of creditors generally and (ii) general principles of equity, regardless of whether applied in a proceeding in equity or at law.

5. When the terms of the Units and of their issuance and sale have been duly authorized by the Company, the applicable Units have been duly authorized, executed and delivered by the parties thereto and such Units have been duly executed and delivered and issued and sold against payment of the purchase price therefor and issued and sold as contemplated in the Registration Statement, the Prospectus and the related Prospectus Supplement, such Units will constitute valid and binding obligations of the Company, subject to (i) bankruptcy, insolvency, reorganization, moratorium and other similar laws of general application affecting the rights and remedies of creditors generally and (ii) general principles of equity, regardless of whether applied in a proceeding in equity or at law.

6. When the terms of the Warrants and of their issuance and sale have been duly authorized by the Company, the applicable warrant agreement has been duly authorized, executed and delivered by the parties thereto and such Warrants have been duly executed and delivered in accordance with the applicable warrant agreement and issued and sold against payment of the purchase price therefor and issued and sold as contemplated in the Registration Statement, the Prospectus and the related Prospectus Supplement, such Warrants will constitute valid and binding obligations of the Company, subject to (i) bankruptcy, insolvency, reorganization, moratorium and other similar laws of general application affecting the rights and remedies of creditors generally and (ii) general principles of equity, regardless of whether applied in a proceeding in equity or at law.

The opinions expressed herein are limited to the federal laws of the United States of America and the laws of the State of Florida.

We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement and to the reference to us as special counsel for the Company under the caption “Experts” in the Prospectus forming a part thereof. In giving such consent, we do not thereby admit that we are included in the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

Very truly yours,

SMITH MACKINNON, PA

By:	/s/ John P. Greeley
John P. Greeley

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